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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): April 17, 2001

                      Great Lakes Dredge & Dock Corporation
             (Exact name of Registrant as specified in its charter)


         Delaware                          333-64687                 13-3634726
(State or other jurisdiction of     (Commission File Number)     (I.R.S. Employer
Incorporation or Organization)                                   Identification No.)
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                                 2122 York Road
                            Oak Brook, Illinois 60523
                    (Address of Principal Executive Offices)

                                 (630) 574-3000
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS.

On April 17, 2001, Great Lakes Dredge & Dock Corporation (the "Company") entered into a purchase agreement with North American Site Developers, Inc.
("NASDI") and the stockholders of NASDI to purchase 80% of the capital stock of NASDI (the "Acquisition"). Under the agreement, the Company will purchase a portion of the holdings of NASDI management stockholders and all of the holdings of the other stockholders of NASDI. The purchase consideration for the Acquisition will include (1) $35.0 million in cash, subject to certain downward adjustments, payable to the stockholders of NASDI, and (2) two junior subordinated promissory notes totaling $3.0 million from NASDI payable to the NASDI management stockholders. In connection with the Acquisition, each of the two NASDI management stockholders entered into three-year employment agreements with NASDI, containing incentives to achieve certain earnings levels, as well as non-compete provisions should the NASDI management stockholders leave NASDI.

NASDI is one of the major demolition services providers in the Boston, Massachusetts area, providing a comprehensive array of specialized services, including: interior and exterior demolition of commercial and industrial buildings; salvage and recycling of related materials; and removal of hazardous substances and materials. NASDI's 2000 revenues totaled $72.6 million.

On April 17, 2001, the Company announced that it is planning to issue $40.0 million of its 11 1/4% senior subordinated notes due 2008, in order to fund the cash portion of the acquisition price and related fees and expenses, as well as repay a portion of outstanding borrowings under its revolving credit facility. A copy of this press release is filed as Exhibit 99.2 to this Report.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)       EXHIBITS.

99.1      Press Release dated April 17, 2001.

99.2      Press Release dated April 17, 2001.

99.3 Certain information which may be disclosed to prospective purchasers of the $40.0 million of 11 1/4% senior subordinated notes due 2008 not previously publicly reported.


ITEM 9. REGULATION FD DISCLOSURE

In connection with the issuance of senior subordinated notes to fund the Acquisition, as reported under Item 5 above, the Company expects to disclose to prospective purchasers certain information that has not been previously reported. A copy of such information is attached as Exhibit 99.3 to this Report.

Certain information in this Report includes forward-looking statements (as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act) that reflect the Company's current views with respect to future events and financial performance. Such forward-looking statements are necessarily based on various assumptions and estimates and are inherently subject to various risks and uncertainties, including, in addition to any risks and uncertainties disclosed in the text surrounding such statements or elsewhere in the Report, risks and uncertainties relating to the possible invalidity of the underlying assumptions and estimates and possible changes or developments in social, economic, business, industry, market, legal and regulatory circumstances and conditions and actions taken or omitted to be taken by third parties, including the Company's customers, suppliers, business partners and competitors and legislative, regulatory, judicial and other governmental authorities and officials. Additionaly, other factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the Securities Exchange Commission.
Should the Company's assumptions or estimates prove to be incorrect, or should one or more of these risks or uncertainties materialize, actual amounts, results, events and circumstances may vary significantly from those reflected in such forward-looking statements. Additionally, we cannot assure you that projected results or events will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update the matters discussed in this Report.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GREAT LAKES DREDGE & DOCK CORPORATION


                                         /s/ Deborah A. Wensel
                                        ----------------------------------------
                                        Deborah A. Wensel
                                        Vice President and Chief Financial
                                        Officer

April 17, 2001

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                                  EXHIBIT INDEX


Number   Exhibit

99.1      Press Release dated April 17, 2001.

99.2      Press Release dated April 17, 2001.

99.3 Certain information which may be disclosed to prospective purchasers of the $40.0 million of 11 1/4% senior subordinated notes due 2008 not previously publicly reported.